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EX-10.16  AMENDMENT TO SALE AND PURCHASE AGREEMENT WITH MB EXPLORATION, LLC,
          DATED DECEMBER 15, 1998


                    AMENDMENT TO SALE AND PURCHASE AGREEMENT


         This is an Amendment to Sale and Purchase Agreement ("Agreement"), dated December 15, 1998, by and between MB EXPLORATION, L.L.C., ("Seller") and POWER EXPLORATION, INC., ("Buyer").

         WHEREAS, Buyer has given Seller written notice dated December 21, 1998, alleging that certain "Defects," as defined in the Agreement exist with respect to the Properties.

         WHEREAS, the parties desire to amend the terms of payment of the Purchase Price as defined in the Agreement.

         NOW, THEREFORE, Seller and Buyer agree as follows:

         1. Article 2 Purchase Price is amended to provide that such is payable as follows:

              a.     $ 50,000.00 cash at closing.

              b. The balance of $300,000.00 represented by a promissory note ("Note") in a form satisfactory to Seller, that shall be executed by Buyer and payable to Seller. The Note shall be payable in cash on or before January 31, 1999.

              Buyer agrees to execute and deliver a Deed of Trust, Security Agreement and Financing Statement (with Assignment of Runs) to Seller at Closing, granting a lien and security interest in the Properties to secure the payment of the Note in full, when due. Said Deed of Trust shall be substantially in the form of Exhibit 1 attached hereto, together with such changes, if any, as Seller may reasonably require and Seller shall have the right to designate a Trustee that is different from the person designated in said
              Exhibit 1.

              Additionally and where applicable, all assignments, transfers, or documents of conveyance of the Properties will be further documented to reflect the Seller with the appropriate Security Interest or Mortgage Lien in the Properties as further security for payment of the Note. Upon payment of the balance of the Purchase Price, any documents of security or encumbrance held by Seller will be released.

         2. Buyer hereby waives any Defects that exist with respect to the Properties and agrees to consummate the transaction contemplated by the Agreement.

         3. Section 15 (a) of the Agreement of Sale and Purchase is hereby amended by adding the following sentence to the end of the paragraph:

         After the Closing, Buyer shall execute and deliver to Seller, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively reserve and/or vest in Seller the properties, rights and interests expressly excepted and excluded from this Agreement and reserved unto Seller.

MB EXPLORATION, L.L.C.                      POWER EXPLORATION, INC.


By                                          By
  ----------------------------                ---------------------------
  Matthew R. Bob                              Brent Rickels
  President                                   Controller